Exhibit 99.2

Contacts:

Investors	Media
Joshua A. Grass	Susan Ferris
Director, Business Development & Finance	Manager, Corporate Communications
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
415.506.6777	415.506.6701

For Immediate Release:

BioMarin Announces Appointment of Stephen Aselage

as Senior Vice President of Global Commercial Operations

Novato, CA, June 21, 2005 – BioMarin Pharmaceutical Inc. (Nasdaq and SWX: BMRN) announced today that it has appointed Stephen Aselage to the position of Senior Vice President, Global Commercial Operations, effective July 1, 2005. Mr. Aselage joins BioMarin from Cell Therapeutics, Inc. where he served as Executive Vice President, Global Commercial Operations.

“I am pleased to welcome Mr. Aselage to BioMarin and look forward to the leadership he will bring to the commercial arm of our business,” stated Jean-Jacques Bienaimé, Chief Executive Officer and Director of BioMarin. “Mr. Aselage’s significant experience in building and developing commercial organizations and past involvement in launching over a dozen new products in the biotechnology and pharmaceutical industries, will undoubtedly prove to be useful as we move forward with our U.S. launch of Naglazyme™ for MPS VI and evaluate ex-U.S. commercialization strategies in anticipation of European approval in early 2006.”

Mr. Aselage, 54, joins BioMarin with more than 25 years of experience in medical sales and marketing in the biotechnology and pharmaceutical industries. In February 2004, Mr. Aselage was appointed Executive Vice President of Global Commercial Operations at Cell Therapeutics, a biotechnology company focused on cancer therapeutics. While there, he led efforts to streamline the company’s United States and European commercial operations. Prior to Cell Therapeutics, Mr. Aselage served as Senior Vice President of North American Sales and Marketing for Genzyme Corporation following Genzyme’s September 2003 acquisition of Sangstat Medical Corporation where he had worked since February 1999. While at Sangstat, Mr. Aselage restructured the company’s sales, marketing and medical affairs groups and led the successful effort to make Thymoglobulin® the top selling product in its class. From 1996 through 1999, Mr. Aselage served as Director of Sales and Marketing at Advanced Tissue Sciences where he established the company’s first sales and customer service groups. Earlier in his career, Mr. Aselage held a variety of sales and sales management positions at biotechnology and pharmaceutical companies including Rhone-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis), Genentech, Inc., and Bristol Laboratories. Mr. Aselage holds a Bachelor of Science in biology from the University of Notre Dame.

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio is comprised of three approved products and multiple product and preclinical product candidates. Approved products include Naglazyme™ (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin, Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), and Orapred® (prednisolone sodium phosphate oral solution) for severe asthma. Investigational product candidates include Phenoptin™ (sapropterin hydrochloride), a Phase 3 product candidate for the treatment of phenylketonuria (PKU). For additional information, please visit www.BMRN.com.

Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the development and commercialization of Naglazyme; expectations related to post-marketing commitments for Naglazyme; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: slow market penetration following launch; the content and timing of decisions by the European Commission and other regulatory authorities concerning Naglazyme; issues or complications associated with post-marketing commitments; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Factors That May Affect Future Results” in BioMarin’s 2004 Annual Report on Form 10-K and the factors contained in BioMarin’s reports on Forms 10-Q and 8-K. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

Orapred® is a registered trademark of Medicis Pediatrics, Inc. and is used under license.

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